n e w s r e l e a s e

Exhibit 99.2

Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Second Quarter 2024 Financial Results;
Affirms Full Year Adjusted 2024 Financial Guidance

•Reports 2Q24 earnings per share (EPS) of $5.62 on a GAAP basis, Adjusted EPS of $6.96; reports YTD 2024 EPS of $11.74 on a GAAP basis, $14.19 on an Adjusted basis
•Revises FY 2024 EPS guidance to 'approximately $12.81' (previously 'approximately $13.93') on a GAAP basis, while affirming Adjusted EPS of 'approximately $16.00'; affirms FY 2024 Insurance segment benefit ratio of approximately 90 percent
•Raises 2024 individual Medicare Advantage annual membership growth by 75,000 to now anticipate annual growth of approximately 225,000, or 4.2 percent
•Publishes Letter from the CEO and prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 9:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings
LOUISVILLE, KY (July 31, 2024) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and diluted earnings per share (EPS) for the quarter ended June 30, 2024 (2Q24) versus the quarter ended June 30, 2023 (2Q23) and for the six months ended June 30, 2024 (YTD 2024) versus the six months ended June 30, 2023 (YTD 2023) as noted in the tables below.

Consolidated income before income taxes and equity in net earnings (pretax results) In millions	2Q24 (a)	2Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
Generally Accepted Accounting Principles (GAAP)	$918	$1,262	$1,932	$2,876
Amortization associated with identifiable intangibles	15	16	31	34
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	68	53	199	107
Impact of exit of employer group commercial medical products business	59	45	60	(37)
Value creation initiatives	68	—	97	—
Transaction and integration costs	—	4	—	(48)
Accrued charge related to certain anticipated litigation expenses	—	90	—	90
Change in fair market value of publicly-traded equity securities	—	—	—	(1)
Adjusted (non-GAAP)	$1,128	$1,470	$2,319	$3,021

Diluted earnings per share (EPS)	2Q24 (a)	2Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
GAAP	$5.62	$7.66	$11.74	$17.54
Amortization associated with identifiable intangibles	0.13	0.13	0.25	0.27
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments	0.57	0.43	1.65	0.85
Impact of exit of employer group commercial medical products business	0.49	0.35	0.50	(0.30)
Value creation initiatives	0.56	—	0.80	—
Transaction and integration costs	—	0.03	—	(0.38)
Accrued charge related to certain anticipated litigation expenses	—	0.72	—	0.72
Change in fair market value of publicly-traded equity securities	—	—	—	(0.01)
Cumulative net tax impact of non-GAAP adjustments	(0.41)	(0.38)	(0.75)	(0.37)
Adjusted (non-GAAP)	$6.96	$8.94	$14.19	$18.32
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Please refer to the tables above, as well as the consolidated and segment highlight sections that follow for additional discussion of the factors impacting the year-over-year comparisons.
In addition, a summary of key consolidated and segment statistics comparing 2Q24 to 2Q23 and YTD 2024 to YTD 2023 follows.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q24 (a)	2Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
CONSOLIDATED
Revenues	$29,540	$26,747	$59,151	$53,489
Revenues - Adjusted (non-GAAP)	$29,380	$25,733	$58,711	$51,385
Pretax results	$918	$1,262	$1,932	$2,876
Pretax results - Adjusted (non-GAAP)	$1,128	$1,470	$2,319	$3,021
EPS	$5.62	$7.66	$11.74	$17.54
EPS - Adjusted (non-GAAP)	$6.96	$8.94	$14.19	$18.32
Benefits expense ratio	89.0%	86.3%	88.9%	85.9%
Benefits expense ratio - Adjusted (non-GAAP)	88.9%	86.1%	88.9%	86.0%
Operating cost ratio	10.8%	11.8%	10.6%	11.5%
Operating cost ratio - Adjusted (non-GAAP)	10.5%	11.2%	10.4%	11.0%
Operating cash flows			$1,636	$9,863
Operating cash flows - Adjusted (non-GAAP) (b)			$1,636	$2,861
Parent company cash and short term investments			$1,256	$1,109
Debt-to-total capitalization			43.6%	41.0%
Days in Claims Payable (DCP)	41.6	42.6

INSURANCE SEGMENT
Revenues	$28,525	$25,875	$57,224	$51,778
Revenues - Adjusted (non-GAAP)	$28,365	$24,861	$56,784	$49,675
Benefits expense ratio	89.5%	86.8%	89.4%	86.4%
Benefits expense ratio - Adjusted (non-GAAP)	89.4%	86.6%	89.4%	86.5%
Operating cost ratio	8.4%	9.9%	8.4%	9.6%
Operating cost ratio - Adjusted (non-GAAP)	8.4%	9.2%	8.3%	9.1%
Income from operations	$763	$1,031	$1,661	$2,358
Income from operations - Adjusted (non-GAAP)	$826	$1,172	$1,730	$2,422

CENTERWELL SEGMENT
Revenues	$4,947	$4,530	$9,765	$9,035
Operating cost ratio	92.0%	92.6%	92.5%	92.1%
Income from operations	$338	$287	$620	$617
Income from operations - Adjusted (non-GAAP) (c)	$394	$337	$729	$716
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

FY 2024 Earnings Guidance
Humana revised its GAAP EPS guidance for the year ending December 31, 2024 (FY 2024) to approximately $12.81 from approximately $13.93, while affirming its Adjusted EPS guidance of approximately $16.00.
Additional FY 2024 guidance points are included on page 15 of this earnings release.

Diluted earnings per share	FY 2024 Guidance
GAAP	approximately $12.81
Amortization of identifiable intangibles	0.50
Put/call valuation adjustments associated with the company's non-consolidating minority interest investments (d)	1.65
Impact of exit of employer group commercial medical products business	1.21
Value creation initiatives (d)	0.80
Cumulative net tax impact of non-GAAP adjustments	(0.97)
Adjusted (non-GAAP) – FY 2024 projected	approximately $16.00
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Humana Consolidated Highlights

Humana Inc. Summary of Results ($ in millions, except per share amounts)	2Q24 (a)	2Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
CONSOLIDATED
Revenues	$29,540	$26,747	$59,151	$53,489
Revenues - Adjusted (non-GAAP)	$29,380	$25,733	$58,711	$51,385
Pretax results	$918	$1,262	$1,932	$2,876
Pretax results - Adjusted (non-GAAP)	$1,128	$1,470	$2,319	$3,021
EPS	$5.62	$7.66	$11.74	$17.54
EPS - Adjusted (non-GAAP)	$6.96	$8.94	$14.19	$18.32
Benefits expense ratio	89.0%	86.3%	88.9%	85.9%
Benefits expense ratio - Adjusted (non-GAAP)	88.9%	86.1%	88.9%	86.0%
Operating cost ratio	10.8%	11.8%	10.6%	11.5%
Operating cost ratio - Adjusted (non-GAAP)	10.5%	11.2%	10.4%	11.0%
Operating cash flows			$1,636	$9,863
Operating cash flows - Adjusted (non-GAAP) (b)			$1,636	$2,861
Parent company cash and short term investments			$1,256	$1,109
Debt-to-total capitalization			43.6%	41.0%
Days in Claims Payable (DCP)	41.6	42.6
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Consolidated Revenues
The favorable year-over-year quarter and YTD GAAP consolidated revenues comparisons were primarily driven by the following factors:
•higher per member Medicare premiums, and
•Medicare Advantage and state-based contracts membership growth.
These factors were partially offset by the continued decline in the company's group commercial medical and stand-alone PDP membership.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated revenues for the respective periods.
Consolidated Benefit Ratio
The year-over-year quarterly and YTD increases in the GAAP consolidated ratio primarily reflected the following:
•the continued impact of elevated Medicare Advantage medical cost trends in 2Q24 and YTD 2024, and
•a lesser favorable impact from prior period medical claims reserve development (prior period development) in 2024.
These factors were partially offset by the impact of the pricing and benefit design of the company's 2024 Medicare Advantage products, which included a reduction in benefits in response to the net impact of the 2024 final rate notice and the initial emergence of increased medical cost trends in 2023.
Furthermore, the year-over-year comparison continues to reflect a shift in line of business mix, with growth in Medicare Advantage and state-based contracts and other membership, which can carry a higher benefit ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated benefit ratios for the respective periods.
Prior Period Medical Claims Reserve Development (Prior Period Development)

Consolidated Favorable Prior Period Development $ in millions Basis points (bps)	First Quarter	Second Quarter	YTD
Prior Period Development from prior years recognized in 2024 (e)	$535	$134	$669
Decrease to GAAP benefit ratio	(190 bps)	(50 bps)	(120 bps)
Prior Period Development from prior years recognized in 2023 (e)	$522	$232	$754
Decrease to GAAP benefit ratio	(200 bps)	(90 bps)	(150 bps)
Consolidated Operating Cost Ratio
The year-over-year quarterly and YTD decreases in the GAAP consolidated operating cost ratio from the respective 2023 periods primarily related to the following:
•scale efficiencies associated with growth in the company's Medicare Advantage membership,
•administrative cost efficiencies resulting from the company's value creation initiatives,

•lower commission expense for brokers in 2024 compared to 2023 as a result of the significant individual Medicare Advantage membership growth in 2023, and
•the impact of the accrued charge related to certain anticipated litigation expenses included in 2Q23 and YTD 2023 results.
These factors were partially offset by the impact of charges related to value creation initiatives in 2Q24 and YTD 2024. These charges were recorded at the corporate level and not allocated to the segments.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) consolidated operating cost ratios for the respective periods.
Balance sheet
•Days in claims payable (DCP) of 41.6 days at June 30, 2024 represented a decrease of 0.9 day from 42.5 days at March 31, 2024, and a decrease of 1.0 day from 42.6 days at June 30, 2023.
The 0.9 day sequential decrease was primarily driven by a return to more normalized claims submission patterns following the Change Healthcare disruption in February 2024.
The 1.0 day year-over-year decrease was primarily driven by lower reserve requirements in provider-capitation accruals due to lower performance-based payment expectations.
•Humana's debt-to-total capitalization at June 30, 2024 decreased 150 basis points to 43.6 percent from 45.1 percent at March 31, 2024 primarily driven by 2Q24 net earnings and the net repayment of commercial paper balances.
Operating cash flows
The year-over-year decline in GAAP operating cash flows primarily reflected the significant impact of the early receipt of the $7.00 billion July 2023 premium payment from CMS in June 2023(b), resulting in seven payments being received in YTD 2023 compared to only six received in YTD 2024. Further, YTD 2023 operating cash flows included the CMS mid-year settlement of $2.2 billion received in June 2023, whereas the 2024 settlement was not received until July.
Share repurchases

YTD 2024
Total number of shares repurchased	1,948,690
Average price paid per share	$384.65
Remaining repurchase authorization as of July 30, 2024	$2.93 billion
Humana’s Insurance Segment
This segment is comprised of insurance products serving Medicare and state-based contract beneficiaries, as well as individuals and employers. The segment also includes the company's Pharmacy Benefit Manager, or PBM, business.

Insurance Segment Results ($ in millions)	2Q24 (a)	2Q23 (a)	YTD 2024 (a)	YTD 2023 (a)
Revenues	$28,525	$25,875	$57,224	$51,778
Revenues - Adjusted (non-GAAP)	$28,365	$24,861	$56,784	$49,675
Benefits expense ratio	89.5%	86.8%	89.4%	86.4%
Benefits expense ratio - Adjusted (non-GAAP)	89.4%	86.6%	89.4%	86.5%
Operating cost ratio	8.4%	9.9%	8.4%	9.6%
Operating cost ratio - Adjusted (non-GAAP)	8.4%	9.2%	8.3%	9.1%
Income from operations	$763	$1,031	$1,661	$2,358
Income from operations - Adjusted (non-GAAP)	$826	$1,172	$1,730	$2,422
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as recalculations.

Insurance Segment Revenues
The year-over-year quarter and YTD increases in GAAP segment revenues from the respective 2023 periods primarily reflected the following items:
•higher per member Medicare premiums, and
•Medicare Advantage and state-based contracts membership growth.
These factors were partially offset by the continued decline in the company's group commercial medical and stand-alone PDP membership.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment revenues for the respective periods.
Insurance Segment Benefit Ratio
The year-over-year quarter and YTD increases in the GAAP segment ratio primarily reflected the following:
•the continued impact of elevated Medicare Advantage medical cost trends in 2Q24 and YTD 2024, and
•a lesser favorable impact from prior period development in 2024.
These factors were partially offset by the impact of the pricing and benefit design of the company's 2024 Medicare Advantage products, which included a reduction in benefits in response to the net impact of the 2024 final rate notice and the initial emergence of increased medical cost trends in 2023.
Furthermore, the year-over-year comparison continues to reflect a shift in line of business mix, with growth in Medicare Advantage and state-based contracts and other membership, which can carry a higher benefit ratio.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment benefit ratios for the respective periods.

Insurance Segment Operating Cost Ratio
The year-over-year quarter and YTD decreases in the GAAP segment operating cost ratio from the respective 2023 periods primarily related to the following:
•scale efficiencies associated with growth in the company's individual Medicare Advantage membership,
•administrative cost efficiencies resulting from the company's value creation initiatives,
•lower commission expense for brokers in 2024 compared to 2023 as a result of the significant individual Medicare Advantage membership growth in 2023, and
•the impact of the accrued charge related to certain anticipated litigation expenses included in 2Q23 and YTD 2023 results.
Refer to the "Footnotes" section included herein for a reconciliation of GAAP to Adjusted (non-GAAP) Insurance segment operating cost ratios for the respective periods.
Humana’s CenterWell Segment
This segment includes pharmacy (excluding the PBM operations), primary care, and home solutions. The segment also includes the impact of non-consolidating minority interest investments related to the company's strategic partnerships with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers, as well as the Gentiva (formerly Kindred) Hospice operations. Services offered by this segment are designed to enhance the overall healthcare experience. These services may lead to lower utilization associated with improved member health and/or lower drug costs.

CenterWell Segment Results ($ in millions)	2Q24	2Q23	YTD 2024	YTD 2023
Revenues	$4,947	$4,530	$9,765	$9,035
Operating cost ratio	92.0%	92.6%	92.5%	92.1%
Income from operations	$338	$287	$620	$617
Income from operations - Adjusted (non-GAAP) (c)	$394	$337	$729	$716
Refer to the "Footnotes" section included herein for further explanation of disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.
CenterWell Segment Revenues
The favorable year-over-year quarter and YTD CenterWell segment revenues comparisons were primarily impacted by the following factors:
•greater intersegment revenues associated with the Home Solutions business in 2Q24 and YTD 2024 as compared to respective periods in 2023 as a result of the expansion of the value-based home care model, and
•higher revenues associated with growth in the company's Primary Care business, partially offset by the impact of the v28 risk model revision.
CenterWell Segment Operating Cost Ratio
The year-over-year quarterly decrease in the segment's operating cost ratio from 2Q23 was favorably impacted by the following factors:
•administrative cost efficiencies resulting from the company's value creation initiatives, and

•positive prior period development within the Primary Care Organization, partially offset by the unfavorable impact of the v28 risk model revision.
The year-over-year increase in the YTD 2024 segment operating cost ratio primarily resulted from the unfavorable impact of the v28 risk model revision to the company's Primary Care business.
See additional operational metrics for the CenterWell segment on pages S-14 through S-16 of the statistical supplement included in this earnings release.
Conference Call
Humana will host a live question and answer session for analysts at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question and answer session, Humana will post a Letter from the CEO and prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).

To participate via phone, please register in advance at this link - https://register.vevent.com/register/BI4837b56336d1453fb10a8fdaada5e1c0.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call.

A webcast of the 2Q24 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page (https://humana.gcs-web.com/events-and-presentations), approximately two hours following the live webcast.

Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings press release, the following items are excluded from the non-GAAP financial measures described above, as applicable:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations. The table below discloses respective period amortization expense for each segment:

	2Q24	2Q23	YTD 2024	YTD 2023
Insurance segment	$4	$6	$9	$11
CenterWell segment	$11	$10	$22	$23

•Put/call valuation adjustments associated with the company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's Primary Care Organization strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Impact of exit of employer group commercial medical products business - These amounts relate to activity from the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges. For 2Q24 and YTD 2024, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Transaction and integration costs - The transaction and integration costs primarily relate to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of Gentiva (formerly Kindred) Hospice in 2022. For 2Q23 and YTD 2023, GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Accrued charge related to certain anticipated litigation expenses - This charge relates to certain anticipated expenses the company has accrued in connection with a legal matter. For 2Q23 and YTD 2023, GAAP measures affected include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Change in fair market value of publicly-traded equity securities - These gains and losses are a result of market and economic conditions that are unrelated to the company's core business operations. For YTD 2023, GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues (specifically investment income).
•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

Revenues - CONSOLIDATED (in millions)	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	$29,540	$26,747	$59,151	$53,489
Change in fair market value of publicly-traded equity securities	—	—	—	(1)
Impact of exit of employer group commercial medical products business	(160)	(1,014)	(440)	(2,103)
Adjusted (non-GAAP)	$29,380	$25,733	$58,711	$51,385

Revenues - INSURANCE SEGMENT (in millions)	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	$28,525	$25,875	$57,224	$51,778
Impact of exit of employer group commercial medical products business	(160)	(1,014)	(440)	(2,103)
Adjusted (non-GAAP)	$28,365	$24,861	$56,784	$49,675

Benefit Ratio

Benefit ratio - CONSOLIDATED	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	89.0%	86.3%	88.9%	85.9%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.2)%	—%	0.1%
Adjusted (non-GAAP)	88.9%	86.1%	88.9%	86.0%

Benefit ratio - INSURANCE SEGMENT	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	89.5%	86.8%	89.4%	86.4%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.2)%	—%	0.1%
Adjusted (non-GAAP)	89.4%	86.6%	89.4%	86.5%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	10.8%	11.8%	10.6%	11.5%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.2)%	(0.1)%	(0.3)%
Value creation initiatives	(0.2)%	—%	(0.1)%	—%
Accrued charge related to certain anticipated litigation expenses	—%	(0.4)%	—%	(0.2)%
Adjusted (non-GAAP)	10.5%	11.2%	10.4%	11.0%

Operating cost ratio - INSURANCE SEGMENT	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	8.4%	9.9%	8.4%	9.6%
Impact of exit of employer group commercial medical products business	—%	(0.3)%	(0.1)%	(0.3)%
Accrued charge related to certain anticipated litigation expenses	—%	(0.4)%	—%	(0.2)%
Adjusted (non-GAAP)	8.4%	9.2%	8.3%	9.1%

Income from Operations

Income from operations - INSURANCE SEGMENT	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	$763	$1,031	$1,661	$2,358
Amortization associated with identifiable intangibles	4	6	9	11
Impact of exit of employer group commercial medical products business	59	45	60	(37)
Accrued charge related to certain anticipated litigation expenses	—	90	—	90
Adjusted (non-GAAP)	$826	$1,172	$1,730	$2,422

(b) Generally, when the first day of a month falls on a weekend or holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments. Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

Net cash from operating activities (in millions)	YTD 2024	YTD 2023
GAAP	$1,636	$9,863
Timing of premium payment from CMS	—	(7,002)
Adjusted (non-GAAP)	$1,636	$2,861

(c) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry.

Income from operations - CENTERWELL SEGMENT (in millions)	2Q24	2Q23	YTD 2024	YTD 2023
GAAP	$338	$287	$620	$617
Depreciation and amortization expense	56	50	109	99
Adjusted (non-GAAP)	$394	$337	$729	$716
(d) FY 2024 projected Adjusted results exclude the future impact of items that cannot be estimated at this time; YTD 2024 amounts shown.
(e) Prior Period Development related to the employer group commercial medical products business:

Favorable (Unfavorable) Prior Period Development	First Quarter	Second Quarter
Prior Period Development from prior years recognized in 2024	$34	($9)
Prior Period Development from prior years recognized in 2023	$23	($20)
Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “assumes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.
These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.

•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana, or the third-party service providers on which it relies, fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks, contain such attacks when they occur, or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•Volatility or disruption in the securities and credit markets may significantly and adversely affect the value of our investment portfolio and the investment income that we derive from this portfolio.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2023;
•Form 10-Q for the quarter ended March 31, 2024; and
•Form 8-Ks filed during 2024.
About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.

Humana Inc. Full Year 2024 Projections - As of July 31, 2024 in accordance with GAAP unless otherwise noted
	Current Guidance	Prior Guidance
Diluted earnings per common share
	GAAP: approximately $12.81	GAAP: approximately $13.93
	no change	Non-GAAP: approximately $16.00

Total Revenues
Consolidated	GAAP: approximately $116 billion	GAAP: approximately $113 billion	Consolidated and segment level revenue projections include expected investment income. Segment level revenues include amounts that eliminate in consolidation.
Insurance segment	GAAP: approximately $112 billion	GAAP: approximately $110 billion
CenterWell segment	no change	GAAP: approximately $19 billion

Change in year-end medical membership from prior year-end
Individual Medicare Advantage	Growth of approximately 225,000	Growth of approximately 150,000
Group Medicare Advantage	no change	Growth of approximately 45,000
Medicare stand-alone PDP	Decline of approximately 600,000	Decline of approximately 650,000
State-based contracts	no change	Growth of approximately 250,000	State-based contracts guidance includes membership in Florida, Illinois, Indiana, Kentucky, Louisiana, Ohio, Oklahoma, South Carolina, and Wisconsin.

Benefit Ratio Insurance segment	no change	GAAP: approximately 90.0%	Ratio calculation: benefits expense as a percent of premiums revenues.

Operating Cost Ratio Consolidated	no change	GAAP: approximately 11.4%	Ratio calculation: operating costs excluding depreciation and amortization as a percent of revenues excluding investment income.

Segment Results
Insurance segment income from operations	no change	GAAP: approximately $1.1 billion Non-GAAP: approximately $1.2 billion	Insurance segment Non-GAAP income from operations excludes the projected impact of the exit of employer group commercial medical products business and segment amortization.

Centerwell segment Non-GAAP income from operations excludes the projected impact of segment depreciation and amortization.
CenterWell segment income from operations	no change	GAAP: approximately $1.2 billion Non-GAAP: approximately $1.4 billion

Effective Tax Rate	no change	GAAP: approximately 25.2% Non-GAAP: approximately 25.0%
Weighted Avg. Share Count for Diluted EPS	no change	approximately 121 million
Cash flows from operations	no change	GAAP: approximately $2 billion
Capital expenditures	no change	GAAP: approximately $800 million

Humana Inc.
Statistical Schedules
and
Supplementary Information
2Q24 Earnings Release

Humana Inc. Statistical Schedules and Supplementary Information 2Q24 Earnings Release

(S-3) - (S-4)	Consolidated Statements of Income - Quarter and YTD
(S-5)	Consolidated Balance Sheets
(S-6)	Consolidated Statements of Cash Flows -YTD
(S-7) - (S-8)	Consolidating Statements of Income - Quarter
(S-9) - (S-10)	Consolidating Statements of Income - YTD
(S-11)	Membership Detail
(S-12) - (S-13)	Premiums and Services Revenue Detail
(S-14) - (S-16)	CenterWell Segment - Pharmacy Solutions, Primary Care, & Home Solutions
(S-17)	Footnotes

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the three months ended June 30,

	2024	2023
Revenues:
Premiums	$28,142	$25,495
Services	1,100	978
Investment income	298	274
Total revenues	29,540	26,747
Operating expenses:
Benefits	25,039	22,009
Operating costs	3,148	3,111
Depreciation and amortization	212	191
Total operating expenses	28,399	25,311
Income from operations	1,141	1,436
Interest expense	168	120
Other expense, net	55	54
Income before income taxes and equity in net earnings	918	1,262
Provision from income taxes	223	296
Equity in net losses (A)	(17)	(10)
Net income	678	956
Net loss attributable to noncontrolling interests	1	3
Net income attributable to Humana	$679	$959
Basic earnings per common share	$5.63	$7.70
Diluted earnings per common share	$5.62	$7.66
Shares used in computing basic earnings per common share (000’s)	120,445	124,574
Shares used in computing diluted earnings per common share (000’s)	120,665	125,109

Humana Inc.
Consolidated Statements of Income (Unaudited)
Dollars in millions, except per common share results

	For the six months ended June 30,

	2024	2023
Revenues:
Premiums	$56,403	$51,045
Services	2,162	1,977
Investment income	586	467
Total revenues	59,151	53,489
Operating expenses:
Benefits	50,163	43,867
Operating costs	6,190	6,090
Depreciation and amortization	421	377
Total operating expenses	56,774	50,334
Income from operations	2,377	3,155
Interest expense	327	233
Other expense, net	118	46
Income before income taxes and equity in net earnings	1,932	2,876
Provision for income taxes	474	655
Equity in net losses (A)	(41)	(27)
Net income	1,417	2,194
Net loss attributable to noncontrolling interests	3	4
Net income attributable to Humana	$1,420	$2,198
Basic earnings per common share	$11.76	$17.62
Diluted earnings per common share	$11.74	$17.54
Shares used in computing basic earnings per common share (000’s)	120,712	124,790
Shares used in computing diluted earnings per common share (000’s)	120,967	125,336

Humana Inc.
Consolidated Balance Sheets (Unaudited)
Dollars in millions, except share amounts

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$5,501	$4,694
Investment securities	17,424	16,626
Receivables, net	4,090	2,035
Other current assets	5,843	6,631
Total current assets	32,858	29,986
Property and equipment, net	2,821	3,030
Long-term investment securities	388	382
Equity method investments	736	740
Goodwill	9,567	9,550
Other long-term assets	3,723	3,377
Total assets	$50,093	$47,065
Liabilities and Stockholders’ Equity
Current liabilities:
Benefits payable	$11,446	$10,241
Trade accounts payable and accrued expenses	6,527	6,569
Book overdraft	355	353
Unearned revenues	313	266
Short-term debt	1,149	1,443
Total current liabilities	19,790	18,872
Long-term debt	11,746	10,213
Other long-term liabilities	1,829	1,662
Total liabilities	33,365	30,747
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	—	—
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 198,718,810 issued at June 30, 2024	33	33
Capital in excess of par value	3,420	3,346
Retained earnings	28,745	27,540
Accumulated other comprehensive loss	(1,122)	(999)
Treasury stock, at cost, 78,317,149 shares at June 30, 2024	(14,405)	(13,658)
Total stockholders’ equity	16,671	16,262
Noncontrolling interests	57	56
Total equity	16,728	16,318
Total liabilities and equity	$50,093	$47,065
Debt-to-total capitalization ratio	43.6%	41.8%

Humana Inc.
Consolidated Statements of Cash Flows (Unaudited) Dollars in millions

	For the six months ended June 30,
	2024	2023
Cash flows from operating activities
Net income	$1,417	$2,194
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on investment securities, net	—	45
Equity in net losses	41	27
Stock-based compensation	100	89
Depreciation	454	410
Amortization	31	34
Impairment of property and equipment	87	—
Changes in operating assets and liabilities, net of effect of businesses acquired and disposed:
Receivables	(2,055)	269
Other assets	592	(1,141)
Benefits payable	1,205	978
Other liabilities	(327)	(170)
Unearned revenues	47	7,092
Other, net	44	36
Net cash provided by operating activities	1,636	9,863
Cash flows from investing activities
Acquisitions, net of cash and cash equivalents acquired	(17)	(189)
Purchases of property and equipment, net	(291)	(487)
Purchases of investment securities	(2,962)	(2,737)
Maturities of investment securities	1,355	577
Proceeds from sales of investment securities	499	811
Net cash used in investing activities	(1,416)	(2,025)
Cash flows from financing activities
Receipts from contract deposits, net	285	3,510
Proceeds from issuance of senior notes, net	2,232	1,215
Repayments of senior notes	(34)	(349)
Repayments (issuance) of commercial paper, net	(895)	238
Repayment of term loan	—	(500)
Debt issue costs	(7)	(4)
Change in book overdraft	2	159
Common stock repurchases	(766)	(623)
Dividends paid	(216)	(211)
Other	(14)	(120)
Net cash provided by financing activities	587	3,315
Increase in cash and cash equivalents	807	11,153
Cash and cash equivalents at beginning of period	4,694	5,061
Cash and cash equivalents at end of period	$5,501	$16,214

Humana Inc.
Consolidating Statements of Income—For the three months ended June 30, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$22,215	$—	$—	$22,215
Group Medicare Advantage	1,938	—	—	1,938
Medicare stand-alone PDP	867	—	—	867
Total Medicare	25,020	—	—	25,020
State-based contracts and other	2,524	—	—	2,524
Commercial fully-insured	152	—	—	152
Specialty benefits	240	—	—	240
Medicare Supplement	206	—	—	206
Total premiums	28,142	—	—	28,142
Services revenue:
Home solutions	—	335	—	335
Primary care	—	322	—	322
Pharmacy solutions	—	229	—	229
Military services and other	206	—	—	206
Commercial ASO	8	—	—	8
Total services revenue	214	886	—	1,100
Total revenues—external customers	28,356	886	—	29,242
Intersegment revenues	1	4,061	(4,062)	—
Investment income	168	—	130	298
Total revenues	28,525	4,947	(3,932)	29,540
Operating expenses:
Benefits	25,182	—	(143)	25,039
Operating costs	2,395	4,553	(3,800)	3,148
Depreciation and amortization	185	56	(29)	212
Total operating expenses	27,762	4,609	(3,972)	28,399
Income from operations	$763	$338	$40	$1,141
Benefit ratio	89.5%			89.0%
Operating cost ratio	8.4%	92.0%		10.8%

Humana Inc.
Consolidating Statements of Income—For the three months ended June 30, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$19,749	$—	$—	$19,749
Group Medicare Advantage	1,732	—	—	1,732
Medicare stand-alone PDP	568	—	—	568
Total Medicare	22,049	—	—	22,049
State-based contracts and other	2,062	—	—	2,062
Commercial fully-insured	950	—	—	950
Specialty benefits	252	—	—	252
Medicare Supplement	182	—	—	182
Total premiums	25,495	—	—	25,495
Services revenue:
Home solutions	—	341	—	341
Primary care	—	190	—	190
Pharmacy solutions	—	216	—	216
Military services and other	167	—	—	167
Commercial ASO	64	—	—	64
Total services revenue	231	747	—	978
Total revenues—external customers	25,726	747	—	26,473
Intersegment revenues	15	3,783	(3,798)	—
Investment income	134	—	140	274
Total revenues	25,875	4,530	(3,658)	26,747
Operating expenses:
Benefits	22,127	—	(118)	22,009
Operating costs	2,545	4,193	(3,627)	3,111
Depreciation and amortization	172	50	(31)	191
Total operating expenses	24,844	4,243	(3,776)	25,311
Income from operations	$1,031	$287	$118	$1,436
Benefit ratio	86.8%			86.3%
Operating cost ratio	9.9%	92.6%		11.8%

Humana Inc.
Consolidating Statements of Income—For the six months ended June 30, 2024 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$44,663	$—	$—	$44,663
Group Medicare Advantage	3,927	—	—	3,927
Medicare stand-alone PDP	1,688	—	—	1,688
Total Medicare	50,278	—	—	50,278
State-based contracts and other	4,835	—	—	4,835
Commercial fully-insured	408	—	—	408
Specialty	479	—	—	479
Medicare Supplement	403	—	—	403
Total premiums	56,403	—	—	56,403
Services revenue:
Home solutions	—	670	—	670
Primary care	—	563	—	563
Pharmacy solutions	—	440	—	440
Military services and other	457	—	—	457
Commercial ASO	32	—	—	32
Total services revenue	489	1,673	—	2,162
Total revenues—external customers	56,892	1,673	—	58,565
Intersegment revenues	2	8,092	(8,094)	—
Investment income	330	—	256	586
Total revenues	57,224	9,765	(7,838)	59,151
Operating expenses:
Benefits	50,433	—	(270)	50,163
Operating costs	4,759	9,036	(7,605)	6,190
Depreciation and amortization	371	109	(59)	421
Total operating expenses	55,563	9,145	(7,934)	56,774
Income from operations	$1,661	$620	$96	$2,377
Benefit ratio	89.4%			88.9%
Operating cost ratio	8.4%	92.5%		10.6%

Humana Inc.
Consolidating Statements of Income—For the six months ended June 30, 2023 (Unaudited)
In millions

	Insurance	CenterWell	Eliminations/ Corporate	Consolidated
Revenues—external customers Premiums:
Individual Medicare Advantage	$39,558	$—	$—	$39,558
Group Medicare Advantage	3,497	—	—	3,497
Medicare stand-alone PDP	1,184	—	—	1,184
Total Medicare	44,239	—	—	44,239
State-based contracts and other	3,971	—	—	3,971
Commercial fully-insured	1,968	—	—	1,968
Specialty	506	—	—	506
Medicare Supplement	361	—	—	361
Total premiums	51,045	—	—	51,045
Services revenue:
Home solutions	—	655	—	655
Primary care	—	391	—	391
Pharmacy solutions	—	458	—	458
Military services and other	338	—	—	338
Commercial ASO	135	—	—	135
Total services revenue	473	1,504	—	1,977
Total revenues—external customers	51,518	1,504	—	53,022
Intersegment revenues	29	7,531	(7,560)	—
Investment income	231	—	236	467
Total revenues	51,778	9,035	(7,324)	53,489
Operating expenses:
Benefits	44,120	—	(253)	43,867
Operating costs	4,963	8,319	(7,192)	6,090
Depreciation and amortization	337	99	(59)	377
Total operating expenses	49,420	8,418	(7,504)	50,334
Income from operations	$2,358	$617	$180	$3,155
Benefit ratio	86.4%			85.9%
Operating cost ratio	9.6%	92.1%		11.5%

Humana Inc.
Membership Detail (Unaudited)
In thousands

	June 30, 2024	Average 2Q24	June 30, 2023	December 31, 2023
Medical Membership:
Individual Medicare Advantage*	5,617.6	5,596.0	5,269.1	5,408.9
Group Medicare Advantage	544.9	547.4	509.5	509.6
Total Medicare Advantage	6,162.5	6,143.4	5,778.6	5,918.5
Medicare stand-alone PDP	2,341.2	2,349.1	2,915.3	2,849.1
Total Medicare	8,503.7	8,492.5	8,693.9	8,767.6
Medicare supplement	339.2	333.4	294.3	307.2
State-based contracts and other	1,392.3	1,402.5	1,330.2	1,228.8
Military services	5,959.2	5,965.9	5,939.1	5,960.2
Total excluding employer group commercial medical	16,194.4	16,194.3	16,257.5	16,263.8
Fully-insured commercial medical	62.2	79.0	475.5	338.7
ASO commercial	47.0	55.1	395.3	255.3
Total employer group commercial medical	109.2	134.1	870.8	594.0
Total Medical Membership	16,303.6	16,328.4	17,128.3	16,857.8

Specialty Membership:
Dental—fully-insured (B)	2,091.3	2,099.3	2,294.2	2,205.0
Dental—ASO	291.9	203.6	309.1	307.0
Total Dental	2,383.2	2,302.9	2,603.3	2,512.0
Vision	1,858.0	1,865.1	2,029.4	1,971.4
Other supplemental benefits	360.8	361.8	408.4	384.9
Total Specialty Membership	4,602.0	4,529.8	5,041.1	4,868.3

	June 30, 2024	Member Mix June 30, 2024	June 30, 2023	Member Mix June 30, 2023
Individual Medicare Advantage Membership
HMO	2,866.5	51%	2,814.9	53%
PPO/PFFS	2,751.1	49%	2,454.2	47%
Total Individual Medicare Advantage	5,617.6	100%	5,269.1	100%
Individual Medicare Advantage Membership
Shared Risk (C)	2,085.6	37%	1,813.7	35%
Path to Risk (D)	1,837.6	33%	1,804.8	34%
Total Value-based	3,923.2	70%	3,618.5	69%
Other	1,694.4	30%	1,650.6	31%
Total Individual Medicare Advantage	5,617.6	100%	5,269.1	100%
*Individual Medicare Advantage membership includes 952,800 Dual Eligible Special Need Plans (D-SNP) members as of June 30, 2024, a net increase of 121,400, or 15 percent, from 831,400 as of June 30, 2023, and up 81,500, or 9 percent, from 871,300 as of December 31, 2023.

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the three months ended June 30,				Per Member per Month (I) For the three months ended June 30,
			Dollar	Percentage
	2024	2023	Change	Change	2024	2023

Insurance
Individual Medicare Advantage	$22,215	$19,749	$2,466	12.5%	$1,323	$1,258
Group Medicare Advantage	1,938	1,732	206	11.9%	1,180	1,133
Medicare stand-alone PDP	867	568	299	52.6%	123	65
State-based contracts and other (E)	2,524	2,062	462	22.4%	573	483
Fully-insured commercial medical (F)	152	950	(798)	-84.0%	540	545
Specialty benefits (G)	240	252	(12)	-4.8%	18	18
Medicare Supplement	206	182	24	13.2%	206	206
Military and other (H)	207	182	25	13.7%
Commercial ASO	8	64	(56)	-87.5%
Total	28,357	25,741	2,616	10.2%

CenterWell
Pharmacy solutions	2,874	2,855	19	0.7%
Primary care	1,239	1,013	226	22.3%
Home solutions	834	662	172	26.0%
Total	4,947	4,530	417	9.2%

Humana Inc.
Premiums and Services Revenue Detail (Unaudited)
Dollars in millions, except per member per month; includes intersegment revenues

	For the six months ended June 30,				Per Member per Month (I) For the six months ended June 30,
			Dollar	Percentage
	2024	2023	Change	Change	2024	2023

Insurance
Individual Medicare Advantage	$44,663	$39,558	$5,105	12.9%	$1,337	$1,275
Group Medicare Advantage	3,927	3,497	430	12.3%	1,191	1,139
Medicare stand-alone PDP	1,688	1,184	504	42.6%	119	67
State-based contracts and other (E)	4,835	3,971	864	21.8%	574	467
Fully-insured commercial medical (F)	408	1,968	(1,560)	-79.3%	555	547
Specialty (G)	479	506	(27)	-5.3%	18	18
Medicare Supplement	403	361	42	11.6%	206	204
Military services and other (H)	459	367	92	25.1%
Commercial ASO	32	135	(103)	-76.3%
Total	56,894	51,547	5,347	10.4%

CenterWell
Pharmacy solutions	5,702	5,712	(10)	(0.2)%
Primary care	2,409	2,033	376	18.5%
Home solutions	1,654	1,290	364	28.2%
Total	9,765	9,035	730	8.1%

Humana Inc.
CenterWell Segment - Pharmacy Solutions (Unaudited)

	For the three months ended June 30, 2024	For the three months ended June 30, 2023	For the three months ended March 31, 2024

Generic Dispense Rate
Total Medicare	90.9%	91.8%	91.0%

Mail-Order Penetration
Total Medicare	28.4%	29.9%	29.0%

	For the six months ended June 30, 2024	For the six months ended June 30, 2023

Generic Dispense Rate
Total Medicare	91.0%	91.4%

Mail-Order Penetration
Total Medicare	28.6%	30.1%

Humana Inc.
CenterWell Segment - Primary Care (J) (Unaudited)

	As of June 30, 2024			As of June 30, 2023			Year-over-Year Growth
		Primary			Primary			Primary
	Center	Care	Patients	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served (K)	Count	Providers	Served
De novo	116	267	58,400	67	200	29,300	73.1%	33.5%	99.3%
Wholly-owned	183	627	209,300	191	595	183,900	(4.2)%	5.4%	13.8%
Independent Physician Associations			64,200			59,000			8.8%
	299	894	331,900	258	795	272,200	15.9%	12.5%	21.9%

	As of December 31, 2023			YTD Growth
		Primary			Primary
	Center	Care	Patients	Center	Care	Patients
	Count	Providers	Served (K)	Count	Providers	Served
De novo	108	274	43,100	7.4%	(2.6)%	35.5%
Wholly-owned	188	617	189,600	(2.7)%	1.6%	10.4%
Independent Physician Associations			61,500			4.4%
	296	891	294,200	1.0%	0.3%	12.8%

Humana Inc.
CenterWell Segment - Home Solutions (Unaudited)

	For the three months ended June 30, 2024	For the three months ended June 30, 2023	Year-over-Year Growth

Episodic Admissions (L)	81,024	75,545	7.3%
Total Admissions - Same Store (M)	106,055	96,791	9.6%

	For the six months ended June 30, 2024	For the six months ended June 30, 2023	Year-over-Year Growth

Episodic Admissions (L)	165,284	149,482	10.6%
Total Admissions - Same Store (M)	215,107	193,111	11.4%

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
2Q24 Earnings Release

A.Net losses associated with the company's non-consolidated minority interest investments.
B.Fully-insured dental membership as reported does not include Humana members that have a Medicare Advantage plan that includes an embedded dental benefit.
C.In certain circumstances, the company contracts with providers to accept financial risk for a defined set of Medicare Advantage membership. For these Downside Risk arrangements, the provider is measured against a medical expense ratio target and the company may share savings from reduction to the total cost of care of the defined membership. The result is a high level of engagement on the part of the provider. Under these arrangements, the company may contract with providers to accept partial, full, or global financial risk. In certain instances (capitated shared risk) of these arrangements, the company may choose to prepay these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their Medicare Advantage members assigned or attributed to their provider panel, including some health benefit administrative functions and claims processing.
D.A Path to Risk provider is one who has a high level of engagement and has contracted with the company to participate in an Upside Only/Shared Savings total cost of care arrangement and/or in one of Humana’s Quality Bonus programs (Model Practice), through which the company rewards the provider for achieving quality and utilization targets. Providers who are contracted in an Upside Only/Shared Savings arrangement may receive a portion of achieved surpluses when the actual cost of the medical services provided to patients assigned or attributed to their panel is less than the agreed upon medical expense targets. These contracts may also include a Downside Risk trigger (future date or membership threshold) which has not yet been met.
E.Per Member per Month (PMPM) shown reflects only Medicaid premiums and average Medicaid membership for the period; includes impact of dual eligible demonstration members.
F.Fully-insured commercial medical premiums also include stop-loss premiums associated with the commercial ASO product; for purposes of the PMPM metric, the commercial ASO stop-loss premiums have been excluded.
G.Specialty per member per month is computed based on reported specialty premiums and average fully-insured specialty membership for the period.
H.The amounts primarily reflect services revenues under the TRICARE East Region contract that generally are contracted on a per-member basis.
I.Computed based on average membership for the period (i.e. monthly ending membership during the period divided by the number of months in the period).
J.De novo refers to all new centers opened or acquired since 2020 under a WCAS joint venture. Wholly-owned refers to all centers outside a WCAS joint venture.
K.Represents Medicare Advantage (MA) risk, MA path to risk, MA value-based, Direct Contracting Entity, and Accountable Care Organization patients.
L.Reflects patient admissions under the Patient Driven Groupings Model (PDGM) payment model.
M.Reflects all patient admissions regardless of reimbursement model. Same store is defined as care centers that have been owned and operated at least the last twelve months and startups that are an expansion of a same store care center.